Exhibit 99.1

Envivio Reports First Quarter Fiscal 2014 Financial Results

South San Francisco, Calif. – May 30, 2013 (GLOBE NEWSWIRE) – Envivio (NASDAQ: ENVI), a leading provider of software-based video processing and delivery solutions, today announced financial results for the first quarter of fiscal 2014 ended April 30, 2013.

Financial Highlights

•	Revenue for the first quarter of fiscal 2014 was $7.5 million, compared to $7.7 million in the fourth quarter of fiscal 2013 and $13.4 million in the first quarter of fiscal 2013.

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GAAP net loss for the quarter was $4.7 million, or $0.18 per share, compared to GAAP net loss of $4.9 million, or $0.18 per share, in the fourth quarter of fiscal 2013 and GAAP net loss of $2.2 million, or $0.17 per share, in the first quarter of fiscal 2013.

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Non-GAAP net loss for the quarter was $4.2 million, or $0.16 per share, compared to non-GAAP net loss of $4.1 million, or $0.15 per share, in the fourth quarter of fiscal 2013 and non-GAAP net loss of $1.5 million, or $0.12 per share, in the first quarter of fiscal 2013. A reconciliation of the difference between these non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

“In the first quarter, customer engagements in North America increased following the changes we made previously in our sales force,” said Julien Signès, President and CEO, Envivio. “We are pleased with our key wins this quarter which included tier 1 North American companies in the cable and telecommunications sectors. We remain focused on increasing our engagements with content and service provider customers, via our direct sales force and new channel partners to improve our market presence.”

As of April 30, 2013, Envivio had cash, cash equivalents and short-term investments of $49.9 million.

Business Highlights

•	IncrediTek, a value added reseller (VAR) and Envivio’s reseller to Verizon Communications Inc., contributed 18.5% of revenue for the Company in the first quarter of fiscal 2014.

•	Envivio signed a master purchase agreement with a leading tier 1 US cable multiple-system operator.

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Envivio announced its integration with Adobe® Primetime, the industry’s most advanced video publishing and monetization platform for programmers and pay TV service providers enabling delivery of a high quality TV-like viewing experience across connected devices.

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Envivio introduced Envivio Halo™ Experience Server, an innovative new multi-screen application server that allows operators to further personalize the user experience based on individual viewer requests and facilitates advanced applications including time-shifted TV and network DVR, targeted advertisement insertion, social and personalized TV.

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Envivio was honored as a winner of the inaugural Best of NAB Award presented by Streaming Media magazine. Envivio Halo™ Experience Server was selected for its capabilities that are designed to personalize and advance the multi-screen user experience without requiring complex changes to the existing video infrastructure.

•	Envivio announced that the Envivio Muse™ software-based encoders have received a 2012 Cable Spotlight Product of the Year Award from Cable.TMCnet.com, a TMC sponsored cable technology website.

Conference Call Information

Envivio will host an investor conference call and live webcast today at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss its financial results for the first quarter ended April 30, 2013. To access the conference call, dial 877-941-2068, using conference code 4620849. Callers outside the U.S. and Canada should dial 480-629-9712, using conference code 4620849. A replay of the conference call will be available through Friday, June 7, 2013. To access the replay, please dial 800-406-7325 and enter pass code 4620849. Callers outside the U.S. and Canada should dial 303-590-3030 and enter pass code 4620849. The live webcast will be accessible on Envivio’s investor relations website at http://ir.envivio.com and will be archived and available on this site for at least three months.

Non-GAAP Financial Measurements

This news release dated May 30, 2013 contains non-GAAP financial measures. Tables are provided in this news release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share.

To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. Management is excluding from its non-GAAP operating results Financial Accounting Standards Board ASC 718 (FAS 123R) stock-based compensation. Management uses these non-GAAP measures to evaluate the Company’s financial results, and believes these measures provide useful information to investors. For its internal budgeting process, management also uses financial statements that do not include, when applicable, share-based compensation expense. The adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance. The presentation of additional information is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements about Envivio’s continued focus on increasing its engagements with content and service provider customers to improve its market presence. Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the first quarter of fiscal 2014 are different than the results set forth in this press release, unexpected changes in Envivio’s business, changes in capital spending in the markets Envivio serves, disruption with existing or the failure to develop new relationships with channel partners, unpredictable sales cycles, fluctuations in our operating results, failure to develop new and enhanced products in a timely manner, the loss of a key customer, the loss of our sole source manufacturer, the loss of a key supplier, claims of technology infringement, general economic conditions and other risks detailed from time to time in Envivio’s SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Envivio undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Product information is intended to outline our general product direction, is not a commitment, promise or legal obligation to deliver any material, code, or functionality, and should not be relied on in making a purchasing decision. The development, release, and timing of any features or functionality described for our products remains at our sole discretion. Envivio reserves the right to modify future product plans at any time. These new software options may be purchased separately when and if available.

About Envivio

Envivio (Nasdaq:ENVI) is a leader in solutions for multi-screen video processing and delivery. Envivio solutions remove the boundaries of traditional television and make the world’s video content universally enjoyable by all viewers, on any device, across any network, at any time. Now in its second decade of developing market-leading video convergence solutions, Envivio powers services for more than 300 content and service provider customers around the world, including eight of the top 10 mobile operators, nine of the top 10 broadband providers and three of the top four US cable operators. Envivio is headquartered in South San Francisco, California and has offices worldwide including France, England, China, Singapore and Japan. Visit www.envivio.com for more information.

Contact:

Envivio

Sarah Lum

pr@envivio.com

+1.650.243.2710

The Blueshirt Group

Investor Relations for Envivio

Alice Kousoum and Cynthia Hiponia

ir@envivio.com

+1.650.243.2702

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(UNAUDITED)

	April 30, 2013	January 31, 2013

	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$48,847	$51,344
Short-term investments	1,007	3,517
Accounts receivable, net of allowance for doubtful accounts	8,973	8,376
Inventory	545	708
Prepaid expenses and other assets	3,322	2,891
Deferred inventory costs, current	228	318

Total current assets	62,922	67,154

Property and equipment, net	4,583	5,003
Other assets	223	216

Total assets	$67,728	$72,373

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$3,871	$4,953
Accrued compensation	3,759	3,395
Accrued liabilities	1,457	1,271
Deferred revenue, current	3,841	3,298

Total current liabilities	12,928	12,917

Deferred revenue, net of current portion	1,096	1,360
Other non-current liabilities	1,472	1,661
Deferred rent	866	874

Total liabilities	16,362	16,812

Stockholders’ equity (deficit):
Common stock	28	27
Additional paid-in capital	152,731	152,168
Accumulated other comprehensive loss	(888)	(868)
Accumulated deficit	(100,505)	(95,766)

Total stockholders’ equity	51,366	55,561

Total liabilities, convertible preferred stock and stockholders’ equity	$67,728	$72,373

ENVIVIO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three Months Ended
	(in thousands, except for per share amounts)
	April 30, 2013	January 31, 2013	April 30, 2012
Revenues
Product	$5,669	$5,877	$11,652
Professional services and support	1,793	1,824	1,764

Total revenue	7,462	7,701	13,416

Cost of revenue
Product	2,276	2,762	4,762
Professional services and support	465	425	374

Total cost of revenue	2,741	3,187	5,136

Gross profit	4,721	4,514	8,280

Expenses
Research and development	1,967	1,499	1,997
Sales and marketing	5,063	4,816	5,744
General and administrative	2,553	3,016	2,688

Total operating expenses	9,583	9,331	10,429

Income (loss) from operations	(4,862)	(4,817)	(2,149)
Interest income (expense), net	19	37	(9)
Other income (expense), net	(7)	15	27

Loss before provision for income taxes	(4,850)	(4,765)	(2,131)
Income tax provision (benefit)	(111)	88	106

Net income (loss)	(4,739)	(4,853)	(2,237)

Net loss attributable to common stockholders	$(4,739)	$(4,853)	$(2,237)

Net loss per share of common stock, basic and diluted	$(0.18)	$(0.18)	$(0.17)

Shares used in computing net loss per share of common stock, basic and diluted	27,061,498	26,931,071	13,322,309

ENVIVIO, INC. AND SUBSIDIARIES

Reconciliation of Net Income to Non-GAAP Net Income

(UNAUDITED)

	Three Months Ended
	(in thousands, except for per share amounts)
	April 30, 2013	January 31, 2013	April 30, 2012
GAAP Net loss	$(4,739)	$(4,853)	$(2,237)
Adjustments:
Stock-based compensation	$519	$721	$690

Non-GAAP net income loss	$(4,220)	$(4,132)	$(1,547)

Non-GAAP net loss per share of common stock, basic and diluted	$(0.16)	$(0.15)	$(0.12)
Shares used in computing net income (loss) per share of common stock, basic and diluted	27,061,498	26,931,071	13,322,309